Exhibit 99.1

Contact:	Media: Chris Solie 1-313-845-1746	Fixed Income Investment Community: Rob Moeller 1-313-621-0881
	csolie@ford.com	rmoeller@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $1.3 BILLION IN 2006*
Fourth Quarter Earnings of $279 Million Reported

DEARBORN, Mich., January 25, 2007 - Ford Motor Credit Company reported net income of $1,283 million in 2006, down $621 million from earnings of $1,904 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $1,953 million in 2006, down $970 million from 2005. The decrease in full year earnings primarily reflected higher borrowing costs, higher depreciation expense and the impact of lower average receivable levels. These were offset partially by market valuations primarily related to non-designated derivatives and reduced operating costs.

In the fourth quarter of 2006, Ford Motor Credit's net income was $279 million, down $26 million from a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $406 million in the fourth quarter, compared with $482 million in the previous year. The decrease in fourth quarter earnings primarily reflected higher borrowing costs and higher depreciation expense, offset partially by market valuations primarily related to non-designated derivatives.

"Our results for 2006 were in line with our expectations. We made good progress on several fronts this year, notably our solid funding and strong liquidity, our focus on global cost reduction and our plans to restructure our North American operations," said Mike Bannister, chairman and CEO.

"In 2007 we expect lower earnings due to margin and volume pressures and lower credit loss reserve reductions. Our sustained focus will be on operational effectiveness, strong dealer service and profitably supporting Ford vehicle sales worldwide."

On December 31, 2006, Ford Motor Credit's on-balance sheet net receivables totaled $135 billion, compared with $132 billion at year-end 2005. Managed receivables were
$148 billion, down from $150 billion a year ago.

Ford Motor Credit paid dividends of $1.4 billion in 2006. On December 31, managed leverage was 11.4 to 1.

Ford Motor Credit Company is one of the world's largest automotive finance companies and has supported the sale of Ford products since 1959. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit's investor center, http://www.fordcredit.com/investorcenter/.

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*
The financial results discussed herein are presented on a preliminary basis using currently available information. While we believe these data are meaningful and accurate, they may differ from the formal data reported in our Annual Report on Form 10-K for the year ended December 31, 2006 ("Form 10-K Report"). We do not intend and assume no obligation to update these data prior to the filing of our Form 10-K Report.

# # #

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF INCOME
(in millions)

	Fourth Quarter		Full Year
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,465	$1,291	$5,608	$5,286
Retail	879	921	3,649	3,932
Interest supplements and other support costs earned from affiliated companies	1,004	825	3,487	3,259
Wholesale	571	437	2,419	1,232
Other	52	57	215	221
Total financing revenue	3,971	3,531	15,378	13,930
Depreciation on vehicles subject to operating leases	(1,370)	(1,133)	(5,189)	(4,430)
Interest expense	(2,096)	(1,732)	(7,818)	(6,616)
Net financing margin	505	666	2,371	2,884
Other revenue
Investment and other income related to sales of receivables	126	270	668	1,513
Insurance premiums earned, net	40	40	182	192
Other income	330	178	1,019	845
Total financing margin and other revenue	1,001	1,154	4,240	5,434
Expenses
Operating expenses	547	578	2,038	2,185
Provision for credit losses	31	79	95	166
Insurance expenses	17	15	154	160
Total expenses	595	672	2,287	2,511
Income from continuing operations before income taxes	406	482	1,953	2,923
Provision for income taxes	127	177	670	1,059
Income from continuing operations before minority interests	279	305	1,283	1,864
Minority interests in net income of subsidiaries	—	—	—	1
Income from continuing operations	279	305	1,283	1,863
Income from discontinued operations	—	—	—	37
Gain on disposal of discontinued operations	—	—	—	4
Net income	$279	$305	$1,283	$1,904

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,331	$14,798
Marketable securities	10,161	3,810
Finance receivables, net	109,405	109,876
Net investment in operating leases	25,939	22,213
Retained interest in securitized assets	990	1,420
Notes and accounts receivable from affiliated companies	950	1,235
Derivative financial instruments	1,804	2,547
Other assets	5,752	6,363
Total assets	$167,332	$162,262

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,509	$1,904
Affiliated companies	3,648	794
Total accounts payable	5,157	2,698
Debt	139,740	133,446
Deferred income taxes, net	6,783	9,276
Derivative financial instruments	296	680
Other liabilities and deferred income	3,588	4,755
Total liabilities	155,564	150,855

Minority interests in net assets of subsidiaries	3	3

Stockholder's equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,124	5,117
Accumulated other comprehensive income	825	391
Retained earnings	5,791	5,871
Total stockholder's equity	11,765	11,404
Total liabilities and stockholder's equity	$167,332	$162,262

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Fourth Quarter		Full Year
Financing Shares	2006	2005	2006	2005
United States
Financing share - Ford, Lincoln and Mercury
Retail installment and lease	33%	37%	44%	37%
Wholesale	80	80	80	81
Europe
Financing share - Ford
Retail installment and lease	30%	29%	27%	28%
Wholesale	95	95	95	96

Contract Volume - New and used retail/lease (in thousands)
North America segment
United States	262	329	1,574	1,498
Canada	43	35	189	169
Total North America segment	305	364	1,763	1,667

International segment
Europe	171	163	711	734
Other international	52	64	233	276
Total International segment	223	227	944	1,010
Total contract volume	528	591	2,707	2,677

Borrowing Cost Rate**	5.9%	5.1%	5.5%	4.5%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment & lease	$158	$193	$465	$681
Wholesale	19	13	44	23
Other	12	7	14	2
Total charge-offs - on-balance sheet receivables	$189	$213	$523	$706

Total loss-to-receivables ratio	0.56%	0.68%	0.39%	0.57%

Managed Receivables***
Retail installment & lease	$179	$226	$551	$830
Wholesale	19	13	44	23
Other	12	7	14	2
Total charge-offs - managed receivables	$210	$246	$609	$855

Total loss-to-receivables ratio	0.56%	0.65%	0.41%	0.54%

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* Continuing operations
** On-balance sheet debt, includes the effect of interest rate swap agreements
*** See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit's financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures to GAAP.

KEY TERMS:
•  Managed receivables: receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations  and  continues to service
•  Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit's balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

IMPACT OF ON-BALANCE SHEET SECURITIZATION:finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit's balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment.  These assets have been sold or transferred for legal purposes and are available only for repayment of the debt or other obligations issued or arising in the securitization transactions and to pay other transaction participants; they are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit's other creditors. Debt reported on Ford Motor Credit's balance sheet includes debt which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.

RECONCILIATION OF MEASURES TO GAAP:

Managed Leverage Calculation		December 31,	December 31,
		2006	2005
		(in billions)
Total debt		$139.7	$133.4
Securitized off-balance sheet receivables outstanding		12.2	18.0
Retained interest in securitized off-balance sheet receivables		(1.0)	(1.4)
Adjustments for cash and cash equivalents, and marketable securities *		(21.8)	(17.9)
Fair value hedge accounting adjustments		(0.1)	(0.5)
Total adjusted debt		$129.0	$131.6

Total stockholder's equity (including minority interest)		$11.8	$11.4
Fair value hedge accounting adjustments		(0.5)	(0.7)
Total adjusted equity		$11.3	$10.7

Managed leverage (to 1) = adjusted debt / adjusted equity		11.4	12.3
Memo: Financial statement leverage (to 1) = total debt / stockholder's equity		11.9	11.7

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
December 31, 2006	(in billions)
Retail installment	$70.4	$12.2	$82.6
Wholesale	35.2	—	35.2
Other finance receivables	3.8	—	3.8
Net investment in operating leases	25.9	—	25.9
Total net finance receivables and operating leases	$135.3	$12.2	$147.5

December 31, 2005
Retail installment	$65.7	$18.0	$83.7
Wholesale	39.6	—	39.6
Other finance receivables	4.6	—	4.6
Net investment in operating leases	22.2	—	22.2
Total net finance receivables and operating leases	$132.1	$18.0	$150.1

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* Excluding marketable securities related to insurance activities